UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 12, 2008

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-25837	36-2681268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

233 South Wacker Drive, Suite 4200, Chicago, IL	60606-6303
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (312) 496-1200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	On December 15, 2008, Heidrick & Struggles International, Inc. issued a press release announcing that Charles G. Davis has been named Managing Partner, Global Practices, and Robert L. Hines has been named Managing Partner, Global Operations. A copy of the press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated by reference herein.

(e)	Concurrent with the new appointments, the Company is negotiating the terms of amended employment agreements with each of Mr. Davis and Mr. Hines.

On December 12, 2008 the Board of Directors of the Company approved amendments to the Management Severance Pay Plan. The amendments provide for (i) a continuation of health benefits over the severance period at no cost to the employee for a maximum of one year and (ii) the inclusion of severance benefits for management Tiers III and IV. The foregoing description of the amendments is qualified in its entirety by reference to the Amended and Restated Management Severance Pay Plan attached hereto as Exhibit 99.2.

Item 7.01 Regulation FD Disclosure

On December 18, 2008, Heidrick & Struggles International, Inc. issued a press release announcing that it would take additional measures in early 2009 to improve its cost structure including a global staff headcount reduction of approximately 15 percent. A copy of the press release is attached as Exhibit 99.3 to this report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits:

Exhibit Number	Description
99.1	Company Press Release dated December 15, 2008
99.2	Heidrick & Struggles Amended and Restated Management Severance Pay Plan
99.3	Company Press Release dated December 18, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 18, 2008

HEIDRICK & STRUGGLES INTERNATIONAL, INC.

By:	/s/ K. Steven Blake
K. Steven Blake, Executive Vice President,
General Counsel and Secretary